UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2004

AUTONATION, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-13107	73-1105145

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 S.E. 6th Street
Ft. Lauderdale, Florida 33301

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code (954) 769-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On November 18, 2004, Craig T. Monaghan, the Senior Vice President and Chief Financial Officer of AutoNation, Inc. (the “Company”), entered into a Rule 10b5-1 Sales Plan (the “Plan”) pursuant to which employee stock options to purchase 100,000 shares of the Company’s common stock held by Mr. Monaghan will be exercised and 90,000 shares of common stock acquired upon such exercise will be sold, in each case subject to the Company’s common stock closing at a specified minimum price and subject to other terms and conditions set forth in the Plan. The Plan complies with the Company’s insider trading policy and is intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

As of today, Mr. Monaghan holds employee stock options to purchase 1,146,345 shares of the Company’s common stock, of which options to purchase 630,995 shares are presently vested. Mr. Monaghan also directly owns 25,000 shares of the Company’s common stock.

The Plan expires on December 31, 2005 unless terminated earlier under certain conditions.

ITEM 9.01. Financial Statements and Exhibits

     None

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC. (Registrant)

By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Senior Vice President, General Counsel and Secretary

Dated: November 19, 2004

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